Exhibit 4

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, ANANT YARDI, hereby make, constitute and appoint ARNOLD BRIER, acting individually, as my agent and attorney-in-fact for the purpose of executing in my name, in my personal capacity, all documents, certificates, instruments, statements, filings and agreements (“documents”) to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including all documents relating to filings with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Act”) and the rules and regulations promulgated thereunder, including all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) of the Act and any amendment of any of such documents.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person to whom power of attorney has been hereby granted ceases to be an employee of Yardi Systems, Inc. or one of its affiliates.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of January 15, 2016.

/s/ Anant Yardi
Anant Yardi

[Signature page — Power of Attorney]